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                                                                      EXHIBIT 21


                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT



                                        Percentage       State
Subsidiaries                               Owned     of Incorporation
------------                             ----------  ----------------

Sandy Spring National Bank of Maryland      100%        United States

Sandy Spring Insurance Corporation (1)      100%        Maryland

Sandy Spring Mortgage Corporation (1)       100%        Maryland

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(1) 100% owned by Sandy Spring National Bank of Maryland.